Exhibit 10.3

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the 4th day of October, 2016, by and between Horizon Global Corporation, a Delaware corporation (the “Company”), and Parcom Deutschland I GmbH & Co. KG, a German limited partnership with a limited liability company as general partner (the “Investor”).

RECITALS

A. WHEREAS, on August 24, 2016, the Investor, together with various other affiliated sellers, the Company, and Blitz K16-102 GmbH (in future: HG Germany Holdings GmbH) a limited liability company (Gesellschaft mit beschränkter Haftung) organised under the laws of Germany and being registered with the Commercial Register of Cologne under registration no. HRB 87906, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), which provides for the purchase and sale of WESTFALIA-Automotive Holding GmbH and its subsidiary companies (collectively, “Westfalia”); and (ii) TeIJs Holding B.V. and its subsidiary companies (together with Westfalia, the “Target”) to the Company (the “Acquisition”);

B. WHEREAS, pursuant to the Stock Purchase Agreement, the Company will issue to the Investor 2,173,340 shares of its common stock, $0.01 par value per share (the “Common Shares”);

C. WHEREAS, as an inducement to the Investor entering into the Stock Purchase Agreement and as an inducement to the Investor selling the Target to the Company pursuant to the Stock Purchase Agreement, the Investor and the Company hereby agree that this Agreement shall govern certain rights of the Investor and the Company, including rights related to the voting of such Common Shares and the resale of such Common Shares under the Securities Act.

Unless otherwise provided, all capitalized terms shall have the meaning ascribed to them in Section 1 of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.

(b) “beneficially own” shall have the meaning ascribed to such term under Rule 13d-3 of the Exchange Act.

(c) “Blackout Period” means a period of time, not to exceed 30 days, during which the Company may postpone the preparation, filing or effectiveness or suspend the effectiveness of a registration statement, if the Company, in good faith, determines that the registration and/or distribution of Registrable Securities (i) would materially impede, delay or interfere with any financing, acquisition, corporate reorganization or other significant transaction, or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries or their respective assets, including, without limitation, any primary offering of securities by the Company, or (ii) would require the disclosure of material nonpublic information, the disclosure of which could adversely affect the Company; provided that all such Blackout Periods shall not exceed 90 days in the aggregate in any 12 month period; provided further that no Blackout Period may be implemented unless the same or more onerous restrictions are imposed on all of the Company’s directors and officers and all other holders of registration rights granted by the Company.

(d) “Damages” means any loss, claim, damage, liability (joint or several), penalties, judgments, suits, costs or expenses (including reasonable legal fees and disbursements, which shall be reimbursed periodically as incurred) to which a party referred to herein may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company filed pursuant to the terms of this Agreement, including any preliminary prospectus or prospectus contained therein or any amendments (including post-effective amendments) or supplements thereto and all material incorporated by reference into the foregoing, or (ii) an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to any preliminary prospectus or prospectus or any amendments or supplements thereto, in the light of the circumstances under which they were made) not misleading.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(f) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(g) “Investor Group” means the Investor and any partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity, in which the Investor holds (either directly or indirectly) more than 50% of the voting rights or more than 50% of the equity capital of any such partnership, firm, corporation, association, trust, unincorporated organization, joint venture, limited liability company or other legal entity.

(h) “Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

(i) “Registrable Securities” means Common Shares beneficially owned by the Investor Group in an amount equal to the aggregate number of Common Shares issued by the Company to the Investor and its assignees pursuant to the Stock Purchase Agreement, plus any Common Shares distributed to the Investor Group by the Company as a dividend on or other distribution with respect to such Common Shares, and any securities issued in exchange for such Common Shares in any merger, reorganization, consolidation, share exchange, recapitalization, restructuring or other comparable transaction of the Company.

(j) “SEC” means the United States Securities and Exchange Commission.

(k) “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

(l) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(m) “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and the fees and disbursements of counsel to the Investor and any other member of the Investor Group in connection with the sale of Registrable Securities.

2. Solicitations Prohibited; Voting. As of the date of this Agreement, except as previously disclosed in writing to the Company, if any, the Investor represents that neither it nor any of its Affiliates beneficially owns any securities entitled to be voted generally in the election of the Company’s Board of Directors or any direct or indirect options or other rights to acquire any such securities (collectively, “Voting Securities”). Commencing on the Closing Date (as defined in the Stock Purchase Agreement) and continuing thereafter for a period of 18 months, the Investor will, and will cause each member of the Investor Group to: (i) with respect to the Company or its Common Shares, not make, engage or in any way participate in, directly or indirectly, any “solicitation” (as such term is used in the proxy rules of the SEC) of proxies or consents (whether or not relating to the election or removal of directors), (ii) except as otherwise agreed to in writing by the Company, not seek, alone or in concert with others, election or appointment to, or representation on, or nominate or propose the nomination of any candidate to, the Board of Directors of the Company, and (iii) not initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the SEC) shareholders of the Company for the approval of shareholder proposals made to the Company whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act or otherwise, or cause or encourage or attempt to cause or encourage any other person to initiate any such shareholder proposal, regardless of its purpose.

3. Public Sale of Registrable Securities.

3.1 Registration Rights; Resale Limitations; Standstill.

(a) Form S-3.

(i) The Company shall, no later than one year following the Closing Date (as defined in the Stock Purchase Agreement), file and cause to be declared effective a shelf registration statement on Form S-3 under the Securities Act registering the resale of the Registrable Securities on a continuous and delayed basis pursuant to Rule 415 under the Securities Act. No later than 15 days prior to filing such a registration statement, the Company shall notify the Investor of the intended filing date. The Investor shall provide such information and other cooperation as the Company reasonably requests in connection with the preparation, filing and use of any registration statement pursuant to this Section 3.1(a), including, without limitation, information required by Item 507 of Regulation S-K promulgated under the Securities Act; provided, that the Company may refuse to proceed with the registration of Registrable Securities if the Investor fails to provide information within the scope of this sentence within a reasonable time after receiving a request. In connection with all underwritten offerings registered on a registration statement that is filed and declared effective pursuant to this Section 3.1(a), the managing underwriter or underwriters, as well as other investment banks involved in the offering as underwriters or otherwise, shall be selected by mutual agreement of the Company and the Investor. In the event that a shelf registration statement filed pursuant to Section 3.1(a)(i) may no longer be used for offers and sales of any Registrable Securities, the Company shall prepare, file and cause to be declared effective within a reasonable amount of time a new shelf registration statement on Form S-3 under the Securities Act registering the resale of the Registrable Securities on a continuous and delayed basis pursuant to Rule 415 under the Securities Act. From and after the date hereof, the Company shall use its commercially reasonable best efforts to qualify under the provisions of the Securities Act, and thereafter, to continue to qualify at all times, for registration on Form S-3 or any successor thereto. In the event the Company fails to so qualify, the Company shall be required to use its commercially reasonable best efforts to effect registrations pursuant to this Section 3.1(a) on Form S-1 or any successor form thereto to the same extent as the Company would be required to effect registrations on Form S-3.

(ii) At any time that a shelf registration statement filed pursuant to Section 3.1(a)(i) is effective, if Investor delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on such shelf registration statement (a “Shelf Offering”), then the Company shall reasonably promptly take all actions reasonably required, including preparing and, if required by applicable law, filing any amendment or supplement to the related prospectus or an amendment or supplement to any document incorporated therein by reference or any other required document in such a manner as to permit the Investor to deliver or be deemed to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law and to enable such Registrable Securities to be offered, sold and distributed in the Shelf Offering; provided that the Company shall not be required to take any action under this Section 3.1(a)(ii) during the pendency of any Blackout Period.

(iii) Any Take-Down Notice with respect to an underwritten public offering shall be for an amount of Registrable Securities having an aggregate value of at least $10,000,000 based on the anticipated offering price as reasonably determined in good faith by the Investor; provided that the Investor shall deliver no more than one such Take-Down Notice with respect to an underwritten public offering in any six-month period. In connection with any such underwritten public offering, the Company shall be entitled to include additional Common Shares to be offered by the Company (that are subject to a then-effective registration statement) up to an amount equal to 25% of the number of Common Shares to be offered by the Investor. If the managing underwriter or underwriters of such underwritten offering have informed the Investor in writing that it is their good faith opinion that the total amount of securities that the Investor and the Company intend to include in such offering exceeds the number that can be sold in such offering without adversely affecting the success of such offering, then there shall be included in such offering the number or dollar amount of such securities that in the good faith opinion of such managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of securities shall be allocated as follows:

(a) first, to the Investor, the number of securities proposed by the Investor for inclusion in such offering; and

(b) second, to the Company, the number of securities proposed by the Company for inclusion in such offering; provided, that in any event the Company shall be entitled to register the offer and sale of up to the number of securities equal to the lesser of (X) 25% of the total number of securities to be included in any such offering as determined by such managing underwriter, and (Y) the number of securities originally proposed by the Company to be included in such offering.

(b) Right to Piggyback. If (i) the executive officers of the Company have actual knowledge that one or more members of the Investor Group beneficially owns Registrable Securities and (ii) the Company intends to file a registration statement under the Securities Act with respect to an offering of Common Shares, whether or not for sale for its own account (other than a registration statement (a) on Form S-4, Form S-8 or any successor forms thereto or (b) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), then, at least 20 business days prior to the filing such a registration statement, the Company shall give written notice (the “Piggyback Notice”) to the Investor of its intention to file a registration statement. The Piggyback Notice shall offer such holders of Registrable Securities the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities of as each such holder may request (a “Piggyback Registration”). Subject to Section 3.1(c), the Company shall include in each such Piggyback Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein from the Investor within ten business days after the Piggyback Notice has been provided to the Investor (the “Piggyback Response”). The Company shall not be required to maintain the effectiveness of a registration statement for a Piggyback Registration beyond the earlier to occur of (i) 180 days after the effective date thereof, and (ii) consummation of the distribution by the holders of the Registrable Securities included in such Registration Statement. The Investor shall provide such information and other cooperation as the Company reasonably requests in connection with the preparation, filing and use of any registration statement pursuant to this Section 3.1(b), including, without limitation, information required by Item 507 of Regulation S-K promulgated under the Securities Act; provided that the Company may refuse to proceed with the registration of Registrable Securities if the Investor fails to provide information within the scope of this sentence within a reasonable time after receiving a request.

(c) Priority on Piggyback Registrations. The Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering within the scope of Section 3.1(b) to permit holders of Registrable Securities whose Registrable Securities have been included in a duly completed and delivered Piggyback Response to include in the offering in connection with which the Piggyback Response was delivered all Registrable Securities included in each holder’s Piggyback Response on the same terms and conditions as any other Common Shares included in such offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that it is their good faith opinion that the total amount of securities that such holders, the Company and any other Persons having rights to participate in such registration intend to include in such offering exceeds the number that can be sold in such offering without adversely affecting the success of such offering, then there shall be included in such offering the number or dollar amount of such securities that in the good faith opinion of such managing underwriter or underwriters can be sold without adversely affecting such offering, and such number of securities shall be allocated as follows, unless such managing underwriter or underwriters requires a different allocation:

(i) if such offering was initiated by the Company with respect to securities proposed to be registered for the Company’s own account, then:

(a) first, to the Company, the number of securities proposed by the Company for inclusion in such offering;

(b) second, to the holders of Registrable Securities that have been included in a duly completed and delivered Piggyback Response pursuant to Section 3.1(b), pro rata on the basis of the number of Registrable Securities of the class or series to be registered directly or indirectly held by each such holder; provided, that in any event the holders of Registrable Securities shall be entitled to register the offer and sale of at least 25% of the securities to be included in any such offering;

(c) third, to any other Persons, other Common Shares requested by such other Persons for inclusion in such offering pursuant to any other registration rights granted by the Company; or

(ii) if such offering was not initiated by the Company with respect to securities proposed by the Company to be registered for the Company’s own account, then:

(a) first, the holders of Registrable Securities that have been included in a duly completed and delivered Piggyback Response pursuant to Section 3.1(b), pro rata on the basis of the number of Registrable Securities of the class or series to be registered directly or indirectly held by each such holder of Registrable Securities;

(b) second, to the Company, the number of securities proposed by the Company for inclusion in such offering; and

(c) third, to any other Persons, other Common Shares requested by such other Persons for inclusion in such offering pursuant to any other registration rights granted by the Company.

In connection with all underwritten offerings registered on a registration statement that is filed and declared effective pursuant to Section 3.1(b) and which includes Registrable Securities, the managing underwriter or underwriters, as well as other investment banks involved in the offering as underwriters or otherwise, shall be selected by the Company, in its sole discretion.

(d) The Investor shall provide such information and other cooperation as the Company reasonably requests in connection with the offering of any Registrable Securities pursuant to this Section 3.1(d), including, without limitation, information required by Item 507 of Regulation S-K promulgated under the Securities Act, provided that the Company may refuse to proceed with the offering of Registrable Securities if the Investor fails to provide information within the scope of this sentence within ten business days.

(e) Notwithstanding the foregoing obligations, the Company shall not be required to file a registration statement under the following circumstances:

(i) the Company has already effected one or more registrations pursuant to Section 3.1(a) and/or Section 3.1(b) covering all of the Registrable Securities and such registration statement or registration statements is or are still effective;

(ii) with respect to Sections 3.1(a) and (b), a registration statement is effective at the time such request is made and such registration statement may be utilized for the offering and sale of the Registrable Securities requested to be registered; and

(iv) during the pendency of any Blackout Period.

(f) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.1(a) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days (or such shorter time period as the managing underwriter of any underwritten offering shall agree to, but in no case less than 30 days) after the effective date of, a Company-initiated registration statement, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

(g) Limitation on Sales and Purchases of Common Shares.

(i) Public Resale Limitations. The Investor hereby agrees, and will cause each member of the Investor Group, not to sell (a) any Common Shares prior to the twelve-month anniversary of the Closing Date and (b) an aggregate of 104,504 or more Common Shares during the period commencing on the day following the twelve-month anniversary of the Closing Date and ending on the 18-month anniversary of the Closing Date. Furthermore, the Investor hereby agrees, and will cause each member of the Investor Group, not to engage in any hedging or other transaction that is designed or could be reasonably expected to result in a transfer of Common Shares that would not otherwise be permitted under this Section 3.1(g)(i), even if such Common Shares would be transferred by a Person other than a member of the Investor Group.

(ii) Limitations on Resales to Controlling Stockholders. Subject to the limitations of Section 3.1(g)(i), the Investor hereby agrees, and will cause each member of the Investor Group, not to sell more than 630,000 Common Shares to any Person in any single transaction, other than in an open market transaction, without first providing written notice to the Company of such contemplated sale (a “Resale

Notice”) as provided below. Any Person expected to receive Common Shares in a transaction in connection with which the Investor is required to deliver a Resale Notice is referred to in this Agreement as a “Designated Transferee.”

(a) Such Resale Notice will specify (A) the number of Common Shares proposed to be sold (the “Subject Shares”) to the Designated Transferee, as determined by the Investor in good faith, (B) the identity of the Designated Transferee and (C) the price per share, denominated as a dollar amount per share (the “Target Price”), at which the Investor or applicable member of the Investor Group intends to sell the Subject Shares to the Designated Transferee, as determined by the Investor in good faith. The Resale Notice will offer to sell the Subject Shares to the Company at the Target Price.

(b) In order to accept the offer to purchase the Subject Shares, the Company must deliver to the Investor a written notice of acceptance within 30 days following the date the Resale Notice was given to the Company (a “Company Acceptance Notice “) agreeing to purchase all, but not less than all, of the Subject Shares at a cash price per share equal to the Target Price and not conditioning the purchase upon the receipt of financing or other conditions to closing other than as provided in subsection 3.1(g)(ii)(d) below.

(c) A duly completed and delivered Company Acceptance Notice shall constitute a binding irrevocable agreement by the Company to purchase the Subject Shares at the Target Price. If a Company Acceptance Notice meeting the requirements specified above is not delivered within the period specified in Section 3.1(g)(ii)(b), then the Company will be deemed to have rejected the offer of the Subject Shares.

(d) Upon delivery of a Company Acceptance Notice in compliance with the terms of this Agreement, the Investor or applicable member of the Investor Group will be obligated to sell, and the Company will be obligated to buy, all of the Subject Shares at the Target Price, payable in cash by wire transfer of immediately available funds. The closing of such purchase and sale shall occur at such time and place as the parties thereto may agree, but in any event no later than the 90th day after the Resale Notice is given to the Company. The purchase and sale will be without representation or warranty, except that each party to the transaction will represent and warrant that it has all requisite power and authority to enter into such transaction, and Investor and any applicable member of the Investor Group will represent and warrant that it is transferring valid title to the Subject Shares and the Subject Shares are being transferred free and clear of any lien or restriction other than applicable securities laws or those created by this Agreement.

(e) If the Company rejects or is deemed to reject the offer of the Subject Shares set forth in the Resale Notice, then the Investor or applicable member of the Investor Group will be free to enter into an agreement with a Designated Transferee during the period of 90 days following the date of the rejection or deemed rejection of the offer represented by the Resale Notice, so long as the price per share to be paid by such Designated Transferee is equal to or greater than the Target Price.

(iii) Standstill. The Investor hereby agrees that for a period of 18 months commencing on the Closing Date (the “Standstill Period”) that it will not, and that it will cause each member of the Investor Group, its Affiliates and other Persons acting at its behalf not to, propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person: (a) any form of business combination, acquisition or other transaction relating to the Company or any of its Affiliates; or (b) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its Affiliates. Furthermore, during the Standstill Period the Investor will not, and it will cause its Affiliates and other Persons acting on its behalf not to, singly or with any other person: (a) acquire, or offer, propose or agree to acquire, by purchase or otherwise, any Voting Securities; (b) otherwise act, alone or in concert with others (including by providing financing for another person), seek or offer to control or influence the Company’s management, Board of Directors or policies, provided, however, that this sub-clause (b) shall not limit the Investor’s ordinary course communications, discussions or meetings with the Company’s management or Board of Directors; or (c) make any proposal or other communication designed to compel the Company to make a public announcement in respect of any matter contemplated by this Section 3.1(g)(iii).

(iv) Lock-up Agreements. If (a) requested by the managing underwriter or underwriters in an underwritten offering, whether or not such offering includes Registrable Securities and (b) the executive officers and directors of the Company enter into substantially similar agreements in connection with an underwritten offering, the Investor shall, and will cause each member of the Investor Group to, not effect any public sale or distribution of Common Shares (except as part of such underwritten offering), including a sale pursuant to Rule 144 or any swap or other economic arrangement that transfers to another Person any of the economic consequences of owning Common Shares, during the period commencing on the date of the request (which shall be no earlier than 14 days prior to the expected “pricing” of such offering) and continuing for not more than 90 days after the date of the prospectus relating to such offering (or final prospectus supplement if such offering is made pursuant to a shelf registration statement), pursuant to which such offering shall be made, plus an extension period, which shall be no longer than 34 days, as may be determined by the managing underwriter to address regulations of the Financial Industry Regulatory Authority or any successor agency having jurisdiction under the Exchange Act regarding the publishing of research. In the event that a managing underwriter or underwriters requests that members of the Investor Group not make public sales or distributions pursuant to this Section 3.1(g)(iv), the Investor will, and the Investor will cause applicable members of the Investor Group to, enter into a written agreement memorializing such obligations, which agreement will otherwise be on customary terms.

3.2 Obligations of the Company. Whenever required under Section 3.1 to effect the registration of any Registrable Securities, the Company shall:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective under the Securities Act;

(b) use its commercially reasonable efforts to keep a registration statement that has become effective continuously effective if it is on Form S-3 until the date on which all Registrable Securities covered by such registration statement have been disposed of pursuant to such registration statement;

(c) furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of Registrable Securities;

(d) promptly following its actual knowledge thereof, notify the Investor:

(i) of the time when such registration statement has been declared effective or when a supplement or amendment to any prospectus forming a part of such registration statement has been filed (other than any deemed amendment of such registration statement by means of a document filed by the Company under the Exchange Act);

(ii) after such registration statement becomes effective, of any request by the SEC that the Company amend or supplement such registration statement or prospectus forming a part of such registration statement or for additional information;

(iii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of such registration statement or the initiation of any proceeding for such purpose; and

(iv) of the occurrence of any event that makes any statement made in the registration statement or any prospectus forming a part of such registration statement untrue in any material respect or which requires the making of any changes in such registration statement or prospectus so that it will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(e) use its commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under the securities or blue-sky laws of such jurisdictions within the United States as shall be reasonably requested by the Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or otherwise become subject to taxation or service of process in suits in any such jurisdictions where it is not already so qualified or subject;

(f) in the event of any underwritten public offering of Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(g) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on each national securities exchange or trading system on which the Common Shares are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement; and

(i) promptly make available for inspection by the Investor or his representatives and agents, any managing underwriter(s) participating in any underwritten offering pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, all financial and other records, pertinent corporate documents and properties of the Company during normal business hours at the offices where such information is typically kept, or as otherwise agreed, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Investor or any such underwriter, attorney, accountant, agent or other representative, in each case, as reasonably necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith as is customary for similar due diligence examinations, provided that, any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Investor or any such underwriter, attorney, accountant, agent or other representative.

(j) within a reasonable time before filing any registration statement, prospectus or amendments or supplements thereto with the SEC, furnish to one counsel selected by the Investor copies of such documents proposed to be filed, which documents shall be subject to the review and reasonable comment of such counsel.

3.3 Obligations of the Investor and Other Members of the Investor Group. Whenever the Investor has requested that the Company effect the registration of any Registrable Securities under Section 3.1:

(a) upon receipt of any notice from the Company of the occurrence of any event of the type described in Sections 3.2(d)(ii), 3.2(d)(iii) or 3.2(d)(iv), the Investor shall, and shall cause any other member of the Investor Group whose Registrable Securities are included in a registration statement to, discontinue disposition of Registrable Securities covered by a registration statement and suspend use of such registration statement or prospectus forming a part of such registration statement until the Company has provided an amendment or supplement to such registration statement or prospectus or the Company has advised that the use of the registration statement or prospectus may be resumed, provided that, in the event that the Company shall give any such notice, the period of time for which a registration statement must remain effective as set forth in Section 3.2(b) will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when the Company has either provided an amendment to such registration statement or prospectus or advised that the use of the registration statement or prospectus may be resumed;

(b) upon receipt of any notice from the Company of a Blackout Period, the Investor shall, and shall cause any other member of the Investor Group whose Registrable Securities are included in a registration statement to, discontinue disposition of Registrable Securities covered by a registration statement and suspend use of such registration statement or prospectus forming a part of such registration statement until the Company has provided an amendment or supplement to such registration statement or prospectus or the Company has advised that the use of the registration statement or prospectus may be resumed, provided that, in the event that the Company shall give any such notice, the period of time for which a registration statement must remain effective as set forth in Section 3.2(b) will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when the Company has either provided an amendment to such registration statement or prospectus or advised that the use of the registration statement or prospectus may be resumed;

(d) in the event of any underwritten public offering of Registrable Securities, the Investor shall, and shall cause any other member of the Investor Group whose Registrable Securities are included in a registration statement to, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering; and

(e) in the event of any underwritten public offering of securities by the Company, the Investor shall, and shall cause any other member of the Investor Group whose Registrable Securities are included in a registration statement to, if requested by the Company and any managing underwriter, not directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Common Share held by them for such period that the executive officers and directors of the Company agree to with the managing underwriter.

3.4 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 3, including all registration, filing, and qualification fees, printers’ and accounting fees, FINRA fees, blue sky fees and expenses, expenses incurred in connection with making road show presentations and holding meetings with potential investors, including travel, meals and lodging, and fees and disbursements of counsel for the Company, shall be borne and paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 3 shall be borne and paid by the Investor.

3.5 Indemnification. If any Registrable Securities are included in a registration statement under this Section 3:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each member of the Investor Group that has included Registrable Securities in a registration statement and such member’s officers, directors, managers, partners and shareholders, and each Person who controls such member (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Damages, and the Company will reimburse each such member of the Investor Group, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.5(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such member of the Investor Group, controlling Person or other aforementioned Person expressly for use in connection with such registration statement.

(b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, its directors, its officers who have signed the registration statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any Damages, and the Investor will reimburse the Company, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any member of the Investor Group that has included Registrable Securities in a registration statement expressly for use in connection with such registration statement; provided, however, that the indemnity agreement contained in this Section 3.5(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Investor by way of indemnity or contribution under Section 3.5(b) exceed the proceeds from the offering received by such member of the Investor Group (net of any underwriting discounts and commissions paid by such member of the Investor Group), except in the case of fraud or willful misconduct by such member of the Investor Group.

(c) Promptly after receipt by an indemnified party under this Section 3.5 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.5, give the indemnifying party notice of the commencement thereof. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel selected by the indemnifying party that is reasonably satisfactory to such indemnified party; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 3.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm of attorneys (together with local counsel), representing all of the indemnified parties who are parties to such action). The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.5, except to the extent that the indemnifying party would be materially prejudiced as a proximate result of such failure to notify.

(d) If the indemnification provided for in Sections 3.5(a) and 3.5(b) is unavailable to the indemnified parties or insufficient in respect of any Damages, then each indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the applicable indemnified party, on the other hand, in connection with such actions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and the indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by, such indemnifying party or indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties agree that it would not necessarily be just and equitable if contribution pursuant to this Section 3.5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this paragraph. The amount paid or payable by a party as a result of the Damages referred to in this paragraph will include any legal or other expenses reasonably incurred by a party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.5(d), Investor will not be required to contribute any amount in excess of the net proceeds (after deducting the underwriters’ discounts and commissions) received by the Investor Group in the offering. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

3.6 Reports Under Exchange Act by the Company. With a view to making available to the Investor Group the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a member of the Investor Group to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 or Form S-1, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC; and (iii) such other information as may be reasonably requested in availing any member of the Investor Group of any rule or regulation of the SEC that permits the selling of any such securities without registration.

3.7 Reports Under Exchange Act by the Investor and Other Members of the Investor Group. The Investor acknowledges and agrees that the Investor and the other members of the Investor Group shall be solely responsible for any required filings under Sections 13 and 16 of the Exchange Act in connection with any acquisition or disposition of Common Shares. The Investor shall provide the Company with a copy of any such filing contemporaneously with such filing being submitted to the SEC.

3.8 Termination of Registration Rights. Notwithstanding anything to the contrary in this Agreement, the right of the Investor and any other member of the Investor Group to the inclusion of Registrable Securities in any registration statement pursuant to Section 3.1 shall automatically terminate when the Investor, together with its Affiliates, or any assignee of the Investor pursuant to Section 4(a) of this Agreement, together with such assignee’s Affiliates, no longer beneficially owns at least 2.5% of the outstanding Common Shares.

4. Miscellaneous.

(a) Successors and Assigns. Any assignment of this Agreement or any of the rights or obligations under this Agreement by either of the parties hereto (whether by operation of law or otherwise) shall be void, invalid and of no effect without the prior written consent of the other party; provided, however, that the rights under this Agreement may be assigned (but only with all related obligations) by the Investor to one or more member(s) of the Investor Group so long as the assignee(s) agree in writing to be bound by the terms and conditions of this Agreement; provided, further, that any such assignment shall not release, or be construed to release, the Investor from its duties and obligations under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(b) Termination. This Agreement shall automatically terminate at such time as the Investor, together with its Affiliates, or any assignee of the Investor pursuant to Section 4(a) of this Agreement, together with such assignee’s Affiliates, no longer beneficially owns at least 2.5% of the outstanding Common Shares. Upon such termination, no party shall have any further obligations or liabilities hereunder other than pursuant Section 3.5 hereof; provided that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

(c) Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

(d) Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by portable document format (pdf) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices All notices, requests, demands, and other communications hereunder shall be in writing (which shall include communications by e-mail) and shall be delivered (a) in person or by courier or overnight service, or (b) by e-mail with a copy delivered as provided in clause (a), as follows:

If to the Company:

2600 West Big Beaver Road, Suite 555

Troy, Michigan 48084

USA

Attention: Jay Goldbaum

Telephone: (248) 593-8838

E-mail: jgoldbaum@horizonglobal.com

with a copy (which shall not constitute notice) to:

Jones Day

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

USA

Attention: Michael J. Solecki

Telephone: (216) 586-7103

E-mail: mjsolecki@jonesday.com

If to Investor:

Parcom Deutschland I GmbH & Co. KG

Volker Hichert

Ludwigstrasse 7, 80539 München, Germany

Facsimile:+49 89 20 00 38 11123

with a copy (which shall not constitute notice) to:

Heuking Kühn Lüer Wojtek

Dr Peter Christian Schmidt

Neuer Wall 63

20354 Hamburg, Germany

Facsimile: +49 40 35 52 80 80

(g) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of both parties. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

(h) Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

(i) Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(j) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

[Signatures follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HORIZON GLOBAL CORPORATION

By:	/s/ A. Mark Zeffiro
Name:	A. Mark Zeffiro
Title:	President and Chief Executive Officer

PARCOM DEUTSCHLAND I GmbH & Co. KG

By:	/s/ Volker Hichert
Name:	Volker Hichert
Title:	Managing Partner